Exhibit 10.2

CONFIDENTIAL TREATMENT

AMENDMENT NO. 3

to the

MANUFACTURING AND SUPPLY AGREEMENT

entered into as of September 30, 2001

by and between

ACS Dobfar, SpA and Cubist Pharmaceuticals, Inc.

This AMENDMENT NO. 3 (“Amendment No. 3”), to that certain Manufacturing and Supply Agreement (as amended to date pursuant to Amendments Nos. 1 and 2, the “Agreement”) entered into as of September 30, 2001, is made this 20th day of October, 2005,(“Amendment Effective Date”) by and between ACS Dobfar, SpA, an Italian corporation (“ACSD”) and Cubist Pharmaceuticals, Inc., a Delaware corporation (“Cubist”). Unless otherwise defined herein, capitalized terms used but not defined herein shall have the meaning set forth in the Agreement, and the Agreement shall be amended to incorporate any additional definitions provided for in this Amendment No. 3, including definitions in the preamble and recitals hereto.

WHEREAS, Cubist and ACSD desire to amend the Agreement as set forth in this Amendment No. 3;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

1.                                       Amendment of Section 1.  The Agreement is hereby amended by inserting the following definition in between the definitions for “Certificate of Analysis (COA)” and “Change Order”:

“Change of Control” shall mean, with respect to ACSD:

(a)                                  the acquisition of ownership through a corporate acquisition, reorganization, sale or otherwise, directly or indirectly, beneficially or of record, by any third party(ies) of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of ACSD;

(b)                                 a merger or similar combination after which 50% or more of the voting stock of the surviving corporation is held by persons who were not stockholders of ACSD immediately prior to such merger or combination;

(c)                                  any other acquisition by any third party(ies) of the power to directly or indirectly direct or cause the direction of the management or policies of ACSD, whether through the ability to exercise voting power, by contract or otherwise; or

(d)                                 ACSD’s sale or other disposition of that part of ACSD’s business that includes the Facility.

2.                                       Amendment of Section 4.3. The Agreement is hereby amended by deleting Section 4.3 thereof in its entirety.

*Confidential Treatment Requested.  Omitted portions filed with the Commission.

3.                                       Amendment of Section 5.1.  The Agreement is hereby amended by replacing the [  ]* in the table included at the end of Section 5.1 of the Agreement with [  ]* and by replacing the total of [  ]*  with [  ]*

4.                                       Amendment of Section 5.2.  The Agreement is hereby amended by deleting “/ Payment of Product Price Premiums” from the heading to Section 5.2 thereof and deleting the first sentence of such Section.

5.                                       Amendment of Section 6.1. The Agreement is hereby amended by deleting Section 6.1 thereof in its entirety and replacing it with the following Section 6.1:

6.1                               Product Price

(a) subject to the provisions of Sections 5, 6 and 7, Cubist will purchase Product from ACSD at a price of [  ]*.

Provided that ACSD hires and so long as ACSD maintains [  ]* new full time employees (“FTEs”) dedicated to the manufacture and supply of Product to Cubist hereunder consistent with the organizational chart and parameters set forth in Exhibit F, an additional [  ]* shall be added to the Product Price for 2005 through 2010 only. Upon request, ACSD shall supply Cubist with periodic work schedules and payroll records for the FTEs for the purpose of monitoring compliance with FTE requirements set forth herein. ACSD shall also provide notice to Cubist upon any termination or resignation of an FTE and shall use its best efforts to replace such FTE promptly with an individual with equivalent skills. In each calendar year beginning in 2005 and ending in 2010, once the cumulative quantity of Product ordered has reached the applicable [  ]* quantity for such year, as provided in Section 5.1 herein, Cubist will immediately stop paying the additional [  ]* for any additional Product purchased and supplied in such year, and will pay [  ]* of Product, for such additional Product.

6.                                       Amendment of Section 6.2. The Agreement is hereby amended by deleting Section 6.2 thereof in its entirety and replacing it with the following Section 6.2:

6.2                               Product Price Premiums

Cubist will pay ACSD [  ]* on the price of all Product (the “Product Price Premium”) actually purchased and supplied up to the purchase [  ]* requirements established in Section 5.1 and the other terms and conditions of this agreement.  Payment of the Product Price Premium shall continue until cumulative Product Price Premium payments equal [  ]*.  In each calendar year beginning in 2005 and ending in 2010, once the cumulative Product Price Premium payments have reached the applicable “Total Product Price Premium” for such year, Cubist will immediately stop paying the Product Price Premiums for any additional Product purchased and supplied in such year, and will pay [  ]* of Product, as provided in Section 6.1 herein, for such additional Product.  For the avoidance of doubt, once the cumulative Total Product Price Premium has reached [  ]*, Cubist shall not pay a Product Price Premium for any additional Product purchased in that year and thereafter.  In addition, if in any year Cubist orders a sufficient quantity of Product to meet the purchase [  ]*, but ACSD supplies less than the purchase [  ]* for such year (such shortfall, as measured in kgs, below the purchase [  ]* shall be referred to herein as the “ACSD Shortfall”), Cubist shall have satisfied the purchase [  ]* for such year, and the

*Confidential Treatment Requested.  Omitted portions filed with the Commission.

amount of the Shortfall shall not be carried over to future years.  In such case, the cumulative Product Price Premium of [  ]* will be reduced by an amount equal to the ACSD Shortfall times [  ]*, with all other figures in the table below remaining the same for future years, subject to any future ACSD Shortfall.

Calendar Year	Purchase [ ]*	Total Product Price Premium

2005	[ ]*	[ ]*

2006	[ ]*	[ ]*

2007	[ ]*	[ ]*

2008	[ ]*	[ ]*

2009	[ ]*	[ ]*

2010	[ ]*	[ ]*

[ ]*

The [  ]* and schedule for the purchase thereof will be modified at Cubist’s discretion in the event of [  ]*.

7.                                       Amendment of Section 6.4. The Agreement shall be amended by adding the following sentence to the end of Section 6.4:

Notwithstanding the above, for calendar year 2005 only, the Product will be delivered “Ex works” Milan, which means that Cubist shall arrange and pay all shipping, insurance, customs, duties and other governmental charges relating to the shipment of the Product after ACSD’s delivery to Cubist’s common carrier in Milan, and Cubist shall have all responsibility for storing and clearing the Product through all customs and importation requirements.

8.                                       Amendment of Section 9.1. The Agreement shall be amended by deleting section 9.1(a) in its entirety and replacing it with the following Section 9.1(a):

9.1 Publicity.

The parties shall

(a)                                  keep the material terms of this Agreement confidential; provided however that in no event shall the foregoing obligation prevent Cubist from disclosing the terms of this Agreement in its ordinary course Securities and Exchange Act filings or pursuant to any contractual requirement.

9.                                       Amendment of Section 12.1. The Agreement is hereby amended by deleting Section 12.1 thereof in its entirety and replacing it with the following Section 12.1:

*Confidential Treatment Requested.  Omitted portions filed with the Commission.

12.1                        Term

This Agreement shall take effect as of the Effective Date and shall remain in effect until the sixth anniversary of the Amendment Effective Date or until ACSD has received all payments due under Section 6.2 unless sooner terminated in accordance with Section 12.2 or extended in accordance with this Section 12.1. Unless, not later than the [  ]* of the Amendment Effective Date, Cubist notifies ACSD in writing that Cubist does not desire to extend the term of Agreement, the term of the Agreement will be extended for an additional two years; provided, that, ACSD and Cubist have negotiated in good faith a revision to the prices charged for Product, pursuant to Section 6.1 hereof, based on ACSD’s then current costs to manufacture Product. All applicable terms and conditions of this Agreement shall remain in effect during the extension term, unless expressly amended in writing by the parties. Cubist may renew this Agreement for additional two-year extension terms by providing written renewal notice to ACSD not later than [  ]* prior to the expiration of the then current extension term.

10.                                 Amendment of Section 12.2. The Agreement is hereby amended by deleting Section 12.2(c) thereof and replacing it with the following Section 12.2(c):

(c)                                  ACSD shall promptly notify Cubist in writing if ACSD enters into discussions relating to a Change of Control.  If ACSD enters into a Change of Control without Cubist’s prior written consent, Cubist shall have the right to terminate this Agreement upon written notice to ACSD, or its successor, at anytime within [  ]* days following the effective date of such Change of Control.  In the event of such notice of termination by Cubist, ACSD shall assist Cubist, at no additional cost to Cubist, in identifying and transitioning to a new supplier of Product;

For the avoidance of doubt, following the execution of this Amendment No. 3 Section 12.2(d) of the Agreement shall read as follows:

(d)                                 Cubist may terminate this Agreement upon [  ]* days notice to ACSD if Cubist or an affiliate or sublicensee terminates the manufacture or sale of the Product;

11.                                 Amendment of Section 12.3(b). The Agreement is hereby amended by deleting Section 12.3(b) in its entirety and replacing it with the following Section 12.3(b):

(b)                                 If this Agreement is terminated by Cubist pursuant to Section 12.2(a) or (c) above, ACSD shall pay to Cubist a supplier replacement fee (the “Supplier Replacement Fee”) in the amount of [  ]* dollars US (USD[  ]*), adjusted annually beginning on January 1, 2006 in accordance with the changes in the Producer Price Index, Pharmaceutical Preparation Mfg, published by the U.S. Department of Labor, Bureau of Labor Statistics and payable within [  ]* of the effective date of termination.  Cubist shall also be entitled to any other remedies set forth herein or

*Confidential Treatment Requested.  Omitted portions filed with the Commission.

available to Cubist under law or in equity.  The Supplier Replacement Fee is intended to compensate Cubist for the time, expense and risk of identifying, negotiating with, validating, qualifying and developing a new manufacturer and supplier of Product to replace ACSD.  In addition, in the case of such a termination, ACSD shall continue to supply Product to Cubist in accordance with the terms and conditions of this Agreement until Cubist is able to identify, negotiate with, validate, qualify and develop a new manufacturer and supplier of Product to replace ACSD and such manufacturer and supplier is ready to supply commercial Product and has obtained FDA and EMEA approval (if required).

12.                                 Amendment to Section 14.4.  The Agreement is hereby amended by deleting Section 14.4 in its entirety and replacing it with the following Section 14.4:

14.4                        Assignment

Except as otherwise explicitly provided in this Section 14.4, neither party may assign this Agreement or any such party’s rights and obligations hereunder, by operation of law or otherwise, to any third party without the prior written consent of the other party, which consent shall not be unreasonably withheld.  Cubist may assign this Agreement, and its rights and obligations hereunder, to an Affiliate (including a subsidiary) which controls, is controlled by, or is under common control with Cubist so long as Cubist remains primarily liable for its obligations hereunder.  In addition, Cubist may assign this Agreement, and its rights and obligations hereunder, to any third party that purchases substantially all of Cubist’s stock or assets relating to that portion of Cubist’s business that is related to the subject of this Agreement.  Any attempted assignment, delegation or transfer in contravention of this Agreement shall be null and void.

13.                                 Amendment to Section 14.6.  The Agreement is hereby amended by deleting the name “Alan Watson” in Section 14.6 and replacing it with “Vice President, Technical Operations.”  The Agreement is hereby further amended by adding after Cubist’s address and contact information the following:

With a copy to:

Cubist Pharmaceuticals, Inc.

65 Hayden Avenue

Lexington, MA  02421, U.S.A.

Attn: General Counsel

Telefax No.:  (781) 860-1407

14.                                 No Other Amendments.  Except to the extent amended hereby, all of the definitions, terms, provisions and conditions set forth in the Agreement are hereby ratified and confirmed and shall remain in full force and effect.  The terms and conditions herein and subject matter hereof shall at all times be considered Confidential Information of Cubist, as defined in the Agreement. The Agreement and this Amendment No. 3 shall be read and construed together as a single agreement and the term “Agreement” shall be deemed a reference to the Agreement as amended by this Amendment No. 3.  This Amendment No. 3 may be signed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute but one and the same instrument.  In making proof of this Amendment No. 3 it shall not be necessary to produce or account for more than one such counterpart.

*Confidential Treatment Requested.  Omitted portions filed with the Commission.

IN WITNESS WHEREOF, this Amendment No. 3 has been executed under seal by the parties hereto to be effective as of the day and year first above written.

ACS DOBFAR SpA

By:	/s/ Falciani Marco

Name: Falciani Marco

Title: President

Date: 12, September 2005

CUBIST PHARMACEUTICALS, INC.

By:	/s/ Lindon M. Fellows

Name: Lindon M. Fellows

Title: SVP Technical Operations

Date: 20 October, 2005

*Confidential Treatment Requested.  Omitted portions filed with the Commission.

[  ]*

*Confidential Treatment Requested.  Omitted portions filed with the Commission.

[  ]*

*Confidential Treatment Requested.  Omitted portions filed with the Commission.